Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS AND RAISES FULL-YEAR 2026 GUIDANCE

DAVIDSON, N.C. – August 5, 2026 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights:
•Reported sales of $924 million, up 5%, operating income of $179 million, operating margin of 19.3%, and diluted earnings per share (EPS) of $4.07;
•Adjusted operating income of $179 million, up 12%;
•Adjusted operating margin of 19.4%, up 110 basis points;
•Adjusted diluted EPS of $3.72, up 15%;
•New orders of $1.1 billion, up 8%, reflecting a 1.16x book-to-bill; and
•Free cash flow (FCF) of $160 million, generating 116% FCF conversion.

Raised Full-Year 2026 Adjusted Financial Outlook:
•Sales increased to new range of 8% to 9% growth (previously 7% to 8%), reflecting growth in the majority of Curtiss-Wright's end markets;
•Operating income increased to new range of 11% to 13% growth (previously 9% to 12%);
•Operating margin increased to new range of 19.1% to 19.3% (previously 19.0% to 19.2%), representing an increase of 50 to 70 basis points compared with the prior year;
•Diluted EPS increased to new range of $15.10 to $15.40, now up 14% to 16% (previously $14.90 to $15.30, up 13% to 16%); and
•FCF increased by $5 million to new range of $585 to $605 million, which continues to reflect greater than 105% FCF conversion.

"Curtiss-Wright delivered strong second quarter results, highlighted by mid-single digit revenue growth, operating margin expansion in all three segments, mid-teens growth in Adjusted diluted EPS, and better-than-expected free cash flow generation," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "The momentum continues to build in our order book, underscored by record demand for our defense electronics products. Overall, we experienced strong order growth in both our A&D and Commercial markets, as total orders increased 8% year-over-year and resulted in an overall book-to-bill of 1.16x."

"Based on our strong first-half execution and our outlook for the remainder of the year, we are confidently raising our full-year outlook for sales, operating income, operating margin, diluted EPS and free cash flow. Curtiss-Wright remains strategically aligned with many favorable secular trends and embedded growth vectors across our A&D and Commercial markets. Overall, the team is successfully executing on our Pivot to Growth strategy, which will enable us to continue to deliver significant long-term profitable growth for Curtiss-Wright stakeholders."

Curtiss-Wright Corporation, Page 2
Second Quarter 2026 Operating Results

(In millions)	Q2-2026	Q2-2025	Change
Reported
Sales	$924	$877	5%
Operating income	$179	$156	14%
Operating margin	19.3%	17.8%	150 bps

Adjusted (1)
Sales	$924	$877	5%
Operating income	$179	$160	12%
Operating margin	19.4%	18.3%	110 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $924 million increased 5% compared with the prior year period;
•Total Aerospace & Defense (A&D) market sales increased 6%, while total Commercial market sales increased 5%;
•In our A&D markets, we experienced solid growth in the defense markets, principally driven by higher naval defense revenues, overall higher sales of electromechanical actuation equipment and continued strong OEM sales growth in the commercial aerospace market;
•In our Commercial markets, we experienced solid growth in the power & process market mainly driven by higher sales of commercial nuclear solutions, as well as modest sales growth in the general industrial market reflecting higher sales of industrial vehicle products; and
•Adjusted operating income of $179 million increased 12%, while Adjusted operating margin increased 110 basis points to 19.4%. This performance was driven by favorable absorption on higher revenues, favorable mix in the Aerospace & Industrial and Defense Electronics segments, and the benefits of the Company's restructuring initiatives, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 3
Second Quarter 2026 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2026	Q2-2025	Change
Reported
Sales	$268	$239	12%
Operating income	$49	$39	26%
Operating margin	18.3%	16.3%	200 bps

Adjusted (1)
Sales	$268	$239	12%
Operating income	$49	$40	25%
Operating margin	18.4%	16.6%	180 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $268 million, up $29 million, or 12%;
•Growth in our defense markets reflected increased sales of sensors products and actuation equipment supporting various domestic and international fighter jet programs, in addition to higher sales of electromechanical actuation equipment;
•Commercial aerospace market revenue growth reflected higher OEM sales of actuation equipment, sensors products and surface treatment services on both narrowbody and widebody platforms;
•Growth in the general industrial market reflected the benefit of higher sales of industrial vehicle products principally serving off-highway vehicle platforms; and
•Adjusted operating income was $49 million, up 25% from the prior year, while Adjusted operating margin increased 180 basis points to 18.4%, driven by favorable absorption on higher revenues, mix of products, and the benefits of the Company's restructuring initiatives, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q2-2026	Q2-2025	Change
Reported
Sales	$246	$253	(3%)
Operating income	$69	$68	1%
Operating margin	28.0%	26.8%	120 bps

Adjusted (1)
Sales	$246	$253	(3%)
Operating income	$69	$68	1%
Operating margin	28.0%	26.8%	120 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $246 million, down $7 million, or 3%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of embedded computing equipment on various domestic fighter jet and unmanned aerial vehicle (UAV) programs, partially offset by lower sales on various helicopter programs;
•Lower ground defense market revenues reflected the timing of tactical communications equipment sales, partially offset by higher sales of turret drive stabilization and radar systems equipment to various international customers; and
•Adjusted operating income was $69 million, up 1% from the prior year, while Adjusted operating margin increased 120 basis points to 28.0%, reflecting favorable mix of embedded computing revenues and the benefits of the Company's cost containment initiatives, which more than offset higher investment in research and development.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q2-2026	Q2-2025	Change
Reported
Sales	$410	$384	7%
Operating income	$71	$60	18%
Operating margin	17.3%	15.7%	160 bps

Adjusted (1)
Sales	$410	$384	7%
Operating income	$71	$64	12%
Operating margin	17.3%	16.5%	80 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $410 million, up $26 million, or 7%;
•Revenue growth in the naval defense market was principally driven by timing of revenues on the Virginia-class submarine program and higher aftermarket revenue supporting naval shipyards;
•Power & process market revenues primarily reflected higher sales of commercial nuclear solutions supporting next-generation advanced reactors, as these projects continue to transition from development into the initial prototype stage, as well as higher government nuclear revenues; and
•Adjusted operating income was $71 million, up 12% from the prior year, while adjusted operating margin increased 80 basis points to 17.3%, primarily due to favorable absorption on higher revenues.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q2-2026	Q2-2025	Change
Net cash provided by operating activities	$181	$137	33%
Net capital expenditures	(21)	(19)	8%
Free cash flow	$160	$117	37%

•Free cash flow of $160 million increased $43 million, principally driven by higher cash earnings, lower working capital, and lower tax payments.

New Orders and Backlog
•New orders of $1.1 billion increased 8% compared with the prior year, driven by record demand for our defense electronics products. In our A&D markets, we experienced strong growth in aerospace and ground defense, as well as continued strong demand for commercial aerospace products, while our Commercial markets reflected solid demand for commercial nuclear, process and industrial products; and
•Backlog of $4.5 billion, up 10% from December 31, 2025, reflecting strong demand across the A&D and Commercial markets.

Share Repurchase and Dividends
•During the second quarter, the Company repurchased 20,105 shares of its common stock for approximately $15 million;
•In May 2026, the Company's Board of Directors authorized an 8% increase in the quarterly dividend, from twenty-four cents ($0.24) per share to twenty-six cents ($0.26) per share, which represented the 10th consecutive year that Curtiss-Wright has increased its dividend; and
•During the second quarter, the Company declared a quarterly dividend of $0.26 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2026 Guidance

The Company is updating its full-year 2026 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2026 Adjusted Non-GAAP Guidance (Prior)	2026 Adjusted Non-GAAP Guidance (Current)	Change vs 2025 Adjusted (Current)
Total Sales	$3,740 - $3,795	$3,768 - $3,813	8 - 9%
Operating Income	$712 - $729	$720 - $736	11 - 13%
Operating Margin	19.0% - 19.2%	19.1% - 19.3%	50 - 70 bps
Diluted EPS	$14.90 - $15.30	$15.10 - $15.40	14 - 16%
Free Cash Flow(2)	$580 - $600	$585 - $605	6 - 9%
(1)Reconciliations of Reported to Adjusted 2025 operating results and 2026 financial guidance are available in the Appendix, and exclude first-year purchase accounting costs associated with prior-year acquisitions, costs associated with both our FY24 and FY26 Restructuring Programs, and a current-year gain on equity securities held for investment purposes.
(2)2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

**********

A more detailed breakdown of the Company’s 2026 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter 2026 financial results and updates to 2026 guidance at 10:00 a.m. ET on Thursday, August 6, 2026. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Product sales	$777,167	$746,679	$1,548,186	$1,425,656
Service sales	146,841	129,897	289,509	256,565
Total net sales	924,008	876,576	1,837,695	1,682,221

Cost of product sales	478,529	479,253	983,044	921,343
Cost of service sales	81,389	71,166	159,078	142,257
Total cost of sales	559,918	550,419	1,142,122	1,063,600

Gross profit	364,090	326,157	695,573	618,621

Research and development expenses	25,140	23,308	49,322	46,327
Selling expenses	46,012	41,764	90,558	81,689
General and administrative expenses	113,730	104,071	216,066	203,100
Restructuring expenses	517	707	1,427	1,993

Operating income	178,691	156,307	338,200	285,512

Interest expense	9,926	10,524	19,867	20,667
Other income, net	25,530	10,982	33,727	17,012

Earnings before income taxes	194,295	156,765	352,060	281,857
Provision for income taxes	(43,127)	(35,704)	(72,706)	(59,459)
Net earnings	$151,168	$121,061	$279,354	$222,398

Basic earnings per share	$4.09	$3.21	$7.57	$5.90
Diluted earnings per share	$4.07	$3.19	$7.53	$5.87

Dividends per share	$0.26	$0.24	$0.50	$0.45

Weighted-average shares outstanding:
Basic	36,939	37,692	36,914	37,682
Diluted	37,120	37,903	37,085	37,871

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$477,149	$371,345
Receivables, net	997,350	932,344
Inventories, net	668,728	615,097
Other current assets	93,788	99,688
Total current assets	2,237,015	2,018,474
Property, plant, and equipment, net	386,462	382,200
Goodwill	1,686,728	1,692,490
Other intangible assets, net	501,027	532,381
Operating lease right-of-use assets, net	212,475	198,603
Prepaid pension asset	347,356	333,547
Other assets	84,603	63,597
Total assets	$5,455,666	$5,221,292

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$200,000	$200,000
Accounts payable	285,335	310,303
Accrued expenses	216,537	242,942
Deferred revenue	593,849	561,452
Other current liabilities	100,890	90,870
Total current liabilities	1,396,611	1,405,567
Long-term debt	757,387	757,884
Deferred tax liabilities, net	161,399	154,002
Accrued pension and other postretirement benefit costs	69,192	71,417
Long-term operating lease liability	191,594	178,466
Other liabilities	109,623	120,382
Total liabilities	$2,685,806	$2,687,718

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	168,981	165,014
Retained earnings	4,571,562	4,310,680
Accumulated other comprehensive loss	(189,969)	(173,812)
Less: cost of treasury stock	(1,829,901)	(1,817,495)
Total stockholders' equity	$2,769,860	$2,533,574

Total liabilities and stockholders' equity	$5,455,666	$5,221,292

Curtiss-Wright Corporation, Page 10

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and provide more relevant comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; (ii) costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, as applicable; and (iii) a current period gain on equity securities held for investment purposes.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2026			June 30, 2025			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$267,765	$—	$267,765	$239,138	$—	$239,138	12%	12%
Defense Electronics	245,987	—	245,987	253,011	—	253,011	(3)%	(3)%
Naval & Power	410,256	—	410,256	384,427	—	384,427	7%	7%

Total sales	$924,008	$—	$924,008	$876,576	$—	$876,576	5%	5%

Operating income (expense):
Aerospace & Industrial(2)	$49,004	$399	$49,403	$39,006	$582	$39,588	26%	25%
Defense Electronics(2)	68,768	30	68,798	67,833	19	67,852	1%	1%
Naval & Power(1)(2)	71,019	88	71,107	60,416	3,134	63,550	18%	12%

Total segments	$188,791	$517	$189,308	$167,255	$3,735	$170,990	13%	11%
Corporate and other(2)	(10,100)	—	(10,100)	(10,948)	—	(10,948)	8%	8%

Total operating income	$178,691	$517	$179,208	$156,307	$3,735	$160,042	14%	12%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	18.3%		18.4%	16.3%		16.6%	200 bps	180 bps
Defense Electronics	28.0%		28.0%	26.8%		26.8%	120 bps	120 bps
Naval & Power	17.3%		17.3%	15.7%		16.5%	160 bps	80 bps
Total Curtiss-Wright	19.3%		19.4%	17.8%		18.3%	150 bps	110 bps

Segment margins	20.4%		20.5%	19.1%		19.5%	130 bps	100 bps

(1) Excludes first year purchase accounting adjustments in the prior year period.
(2) Excludes costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$522,684	$—	$522,684	$466,384	$—	$466,384	12%	12%
Defense Electronics	502,275	—	502,275	498,175	—	498,175	1%	1%
Naval & Power	812,736	—	812,736	717,662	—	717,662	13%	13%

Total sales	$1,837,695	$—	$1,837,695	$1,682,221	$—	$1,682,221	9%	9%

Operating income (expense):
Aerospace & Industrial(2)	$87,502	$1,102	$88,604	$68,928	$2,346	$71,274	27%	24%
Defense Electronics(2)	140,695	126	140,821	135,282	19	135,301	4%	4%
Naval & Power (1)(2)	130,796	199	130,995	102,279	6,202	108,481	28%	21%

Total segments	$358,993	$1,427	$360,420	$306,489	$8,567	$315,056	17%	14%
Corporate and other(2)	(20,793)	—	(20,793)	(20,977)	(28)	(21,005)	1%	1%

Total operating income	$338,200	$1,427	$339,627	$285,512	$8,539	$294,051	18%	15%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.7%		17.0%	14.8%		15.3%	190 bps	170 bps
Defense Electronics	28.0%		28.0%	27.2%		27.2%	80 bps	80 bps
Naval & Power	16.1%		16.1%	14.3%		15.1%	180 bps	100 bps
Total Curtiss-Wright	18.4%		18.5%	17.0%		17.5%	140 bps	100 bps

Segment margins	19.5%		19.6%	18.2%		18.7%	130 bps	90 bps

(1) Excludes first year purchase accounting adjustments in the prior year period.
(2) Excludes costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2026	June 30, 2025	% Change
Aerospace & Defense markets:
Aerospace Defense	$176,007	$167,587	5%
Ground Defense	90,135	97,542	(8%)
Naval Defense	263,058	240,086	10%
Commercial Aerospace	114,298	103,318	11%
Total Aerospace & Defense	$643,498	$608,533	6%

Commercial markets:
Power & Process	$173,688	$163,473	6%
General Industrial	106,822	104,570	2%
Total Commercial	$280,510	$268,043	5%

Total Curtiss-Wright	$924,008	$876,576	5%

	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025	% Change
Aerospace & Defense markets:
Aerospace Defense	$355,446	$319,309	11%
Ground Defense	191,542	194,779	(2%)
Naval Defense	513,139	461,172	11%
Commercial Aerospace	224,803	196,195	15%
Total Aerospace & Defense	$1,284,930	$1,171,455	10%

Commercial markets:
Power & Process	$340,745	$306,407	11%
General Industrial	212,020	204,359	4%
Total Commercial	$552,765	$510,766	8%

Total Curtiss-Wright	$1,837,695	$1,682,221	9%

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Diluted earnings per share - As Reported	$4.07	$3.19	$7.53	$5.87
First year purchase accounting adjustments	—	0.02		0.13
Gain on equity securities	(0.36)	—	(0.36)	—
Restructuring costs	0.01	0.02	0.03	0.05
Diluted earnings per share - Adjusted (1)	$3.72	$3.23	$7.20	$6.05

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 15
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, and foreign currency fluctuations.

	Three Months Ended
	June 30,
	2026 vs. 2025
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	12%	26%	(3%)	1%	7%	18%	5%	14%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Restructuring	0%	0%	0%	0%	0%	0%	0%	0%
Foreign Currency	0%	1%	0%	0%	0%	0%	0%	1%
Organic	12%	27%	(3%)	1%	7%	18%	5%	15%

	Six Months Ended
	June 30,
	2026 vs. 2025
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	12%	27%	1%	4%	13%	28%	9%	18%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Restructuring	0%	(1%)	0%	0%	0%	0%	0%	0%
Foreign Currency	(1%)	2%	0%	0%	0%	0%	0%	1%
Organic	11%	28%	1%	4%	13%	28%	9%	19%

Curtiss-Wright Corporation, Page 16
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$181,183	$136,585	$175,528	$97,820
Capital expenditures
Capital expenditure additions	(29,451)	(19,381)	(41,283)	(35,154)
Grant proceeds for capital expenditures	8,528	—	8,528	—
Net capital expenditures	(20,923)	(19,381)	(32,755)	(35,154)
Free cash flow	$160,260	$117,204	$142,773	$62,666
Free cash flow conversion	116%	96%	53%	27%

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2026 Guidance
As of August 5, 2026
($'s in millions, except per share data)

	2025 Reported (GAAP)	2025 Adjustments (Non-GAAP)(1)	2025 Adjusted (Non-GAAP)(1)	2026 Reported Guidance (GAAP)		2026 Adjustments (Non-GAAP)(2)	2026 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	Chg vs 2025 Adjusted
Sales:
Aerospace & Industrial	$977	$—	$977	$1,058	$1,070	$—	$1,058	$1,070	8 - 10%
Defense Electronics	1,019	—	1,019	1,055	1,075	—	1,055	1,075	4 - 6%
Naval & Power	1,503	—	1,503	1,655	1,668	—	1,655	1,668	10 - 11%
Total sales	$3,498	$—	$3,498	$3,768	$3,813	$—	$3,768	$3,813	8 - 9%

Operating income:
Aerospace & Industrial	$166	$4	$170	$189	$194	$6	$195	$200	15 - 17%
Defense Electronics	278	—	278	291	298	—	291	298	5 - 7%
Naval & Power	231	13	245	277	282	1	278	283	14 - 16%
Total segments	$675	$17	$693	$757	$774	$7	$764	$780
Corporate and other	(42)	—	(42)	(43)	(44)	—	(43)	(44)
Total operating income	$634	$17	$651	$714	$729	$7	$720	$736	11 - 13%

Interest expense	$(43)	$—	$(43)	$(41)	$(41)	$—	$(41)	$(41)
Other income, net	30	—	30	51	51	(17)	34	34
Earnings before income taxes	$620	$17	$638	$724	$739	$(10)	$713	$728
Provision for income taxes	(136)	(4)	(140)	(155)	(158)	2	(153)	(156)
Net earnings	$484	$14	$498	$569	$581	$(8)	$560	$571

Diluted earnings per share	$12.87	$0.36	$13.23	$15.31	$15.61	$(0.21)	$15.10	$15.40	14 - 16%
Diluted shares outstanding	37.6		37.6	37.1	37.1		37.1	37.1
Effective tax rate	21.9%		21.9%	21.5%	21.5%		21.5%	21.5%

Operating margins:
Aerospace & Industrial	17.0%		17.4%	17.9%	18.1%		18.5%	18.7%	110 - 130 bps
Defense Electronics	27.3%		27.3%	27.6%	27.7%		27.5%	27.7%	20 - 40 bps
Naval & Power	15.4%		16.3%	16.7%	16.9%		16.8%	17.0%	50 - 70 bps
Total operating margin	18.1%		18.6%	18.9%	19.1%		19.1%	19.3%	50 - 70 bps

Free cash flow(3)	$554	$—	$554	$585	$605	$—	$585	$605	6 - 9%

Notes: Amounts may not add due to rounding.
(1) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2026 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2026 Restructuring Program and a gain on equity securities held for investment purposes.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2026 Sales Growth Guidance by End Market
As of August 5, 2026

	2026 % Change vs. 2025 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	11 - 13%	12 - 14%	20%
Ground Defense	(4 - 6%)	(4 - 6%)	10%
Naval Defense	6 - 8%	7 - 9%	27%
Commercial Aerospace	10 - 12%	10 - 12%	13%
Total Aerospace & Defense	6 - 8%	7 - 9%	70%

Commercial Markets
Power & Process	13 - 15%	13 - 15%	19%
General Industrial	Flat	1 - 3%	11%
Total Commercial	8 - 10%	8 - 10%	30%

Total Curtiss-Wright Sales	7 - 8%	8 - 9%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 19
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,200 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Forward-Looking Statements
Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “outlook,” “potential,” “predict,” “should,” “will,” as well as the negative of any of the foregoing or variations of such terms or comparable terminology, or by discussion of strategy. These statements are not historical facts and present management's estimates, expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Such forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission and include, but are not limited to, risks relating to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; failure of our subcontractors or suppliers to perform their contractual obligations; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date they were made, and we assume no obligation to update forward-looking statements to reflect actual results or changes in or additions to the factors affecting such forward-looking statements.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com